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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2002

WELLS FARGO & COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-2979 (Commission File Number)	No. 41-0449260 (I.R.S. Employer Identification No.)
420 Montgomery Street, San Francisco, California 94163 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-800-411-4932

Item 5. Other Events

        Wells Fargo & Company (the "Company") has issued a full and unconditional guarantee (the "WFFI Guarantee") of all outstanding term debt securities and commercial paper of Wells Fargo Financial, Inc., an indirect wholly owned subsidiary of the Company ("WFFI"). Subject to receiving required consents and approvals, WFFI will cease filing periodic reports under the Securities Exchange Act of 1934 and will no longer be a separately rated company.

        The Company has also guaranteed (the "WFFC Guarantee") all outstanding commercial paper of WFFI's wholly owned Canadian subsidiary, Wells Fargo Financial Canada Corporation ("WFFC"), and subject to receiving required consents and approvals, intends to substitute its guarantee for the guarantee of WFFI with respect to the outstanding term debt of WFFC. WFFC expects to continue to issue term debt and commercial paper in Canada, fully guaranteed by the Company.

        Copies of the WFFI Guarantee and the WFFC Guarantee, both dated October 22, 2002, are attached hereto as Exhibits 99(a) and 99(b), respectively, and are incorporated herein by reference. The foregoing discussion of the WFFI Guarantee and the WFFC Guarantee is qualified by reference to the WFFI Guarantee and the WFFC Guarantee.

Item 7. Exhibits

(c) Exhibits
99(a)	Guarantee of Wells Fargo & Company, dated October 22, 2002, relating to obligations of Wells Fargo Financial, Inc.
99(b)	Guarantee of Wells Fargo & Company, dated October 22, 2002, relating to obligations of Wells Fargo Financial Canada Corporation

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 22, 2002	WELLS FARGO & COMPANY
	By:	/s/ RICHARD D. LEVY
Richard D. Levy Senior Vice President and Controller

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  Item 5. Other Events
  Item 7. Exhibits
SIGNATURE